Exhibit 4.2

CHINA MEDICAL TECHNOLOGIES, INC.

Number	Shares
- [ ] -	- [ ] -

Incorporated in the Cayman Islands under the Companies Law

(as amended or revised from time to time)

The authorized share capital of the Company is US$50,000,000 divided into 500,000,000 shares of a nominal or par value of US$0.10 each

THIS CERTIFIES THAT [            ] of [        ] is the registered holder of [            ] Shares subject to the Memorandum and Articles of Association of the Company, and transferable only on the books of the Company by the holder hereof in person or by Attorney in accordance with the Memorandum and Articles of Association of the Company and upon surrender of this certificate to the Company.

Executed on behalf of the Company this [    ] day of [            ] 20[    ].

[Seal]
Director/Secretary

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

TRANSFER

I                                                                                   (the Transferor) for the value received DO HEREBY transfer to                                                           (the Transferee) the                                                                                        shares standing in my name in CHINA MEDICAL TECHNOLOGIES, INC.

To hold the same unto the Transferee

Dated

Signed by the Transferor

In the presence of:

Witness	Transferor